Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (February 15, 2012)-LKQ Corporation (Nasdaq: LKQX) today announced that members of its senior management will be presenting at the following investor conferences:

Raymond James’ 33rd Annual Institutional Investors Conference	March 7, 2012
JW Marriott Grande Lakes, Orlando, Florida

Sidoti & Company’s 16th Annual Emerging Growth Institutional Investor Forum	March 20, 2012
Grand Hyatt, New York, New York

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 440 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Joseph P. Boutross

LKQ Corporation

Director, Investor Relations

(312) 621-2793

jpboutross@lkqcorp.com